Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Announces 2nd Amendment to Merger Agreement;

Extends Secured Promissory Note Maturity & Settles Working Capital

LOUISVILLE, KY – February 15, 2023 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), a leading provider of digital engagement solutions, announced the amendment of its agreements related to its previous acquisition of Reflect Systems, Inc. (“Reflect”) via merger on February 17, 2022 (the “Merger”), which, in part, extended the maturity date of the $2.5 million Secured Promissory Note by one year, from February 17, 2023 to February 17, 2024.

Extension of Secured Promissory Note

On February 11, 2023, Creative Realities and RSI Exit Corporation (the “Stockholders’ Representative”) executed an amendment to the $2.5 million Secured Promissory Note (the “Note Amendment”). The original terms of the note required the Company to pay to the Stockholders’ Representative a balloon payment of $1.25 million, plus all accrued and unpaid interest, on its stated maturity date, February 17, 2023. The Note Amendment eliminated the balloon payment, extending the maturity date for a one-year period, to February 17, 2024. During the extended period, the Company will continue to make monthly principal payments of $104,166.67, and the annual interest rate on the outstanding principal increased from 0.59% to 4.60%, which will accrue and is payable in full on the new maturity date.

Second Amendment to Merger Agreement

On February 11, 2023, Creative Realities and Stockholders’ Representative executed a Second Amendment to the Merger Agreement, which provided that, among other things, the cash merger consideration payable in the Merger should be reduced by $0.2 million, or the “Claim Amount,” subject to a reduction in the Claim Amount to the extent that Reflect or Creative Realities receives payments of certain accounts receivable of Reflect. An employer retention credit of $0.2 million (the “ERC”) based on the operations of Reflect pre-Merger remains outstanding and will be paid to the Stockholders’ Representative for the benefit of former Reflect stockholders upon receipt, subject to the offset rights of Creative Realities described below.

Offset Rights; Payment of Claim Amount

In light of the possible collection of the ERC and the Note Amendment, the parties agreed that the Claim Amount would be reduced by the amount of any ERC received by Creative Realities or Reflect prior to the maturity date of the Secured Promissory Note. If the Claim Amount exceeds the remaining amounts payable under the Secured Promissory Note on any payment date, Creative Realities may reduce the amount of the Secured Promissory Note, and the Claim Amount will be reduced on a dollar-for-dollar basis.

Escrow Agreement

In light of the resolution of the Claim Amount, the parties agreed to release $250,000 of escrowed funds, plus interest, to the Stockholders’ Representative, which was placed in escrow at the closing of the Merger. The parties also amended an escrow agreement to extend the period for which the escrow agent would accept monthly payments of the Secured Promissory Note until the extended maturity date, February 17, 2024.

About Creative Realities, Inc.

Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences. CRI designs, develops and deploys consumer experiences for high-end enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to automotive, advertising networks, apparel & accessories, convenience stores, food service/QSR, gaming, theater, and stadium venues. The Company has operations across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to effectively integrate Reflect’s business operations, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Inquiries

Christina Davies

cdavies@ideagrove.com

Investor Relations:

ir@cri.com

https://investors.cri.com/